Exhibit 5(a)



                               THELEN REID & PRIEST LLP
                                   Attorneys at Law
                                 40 West 57th Street
                            New York, New York 10019-4097
                        Tel (212) 603-2000  Fax (212) 603-2001
                                  www.thelenreid.com


                                                       July 22, 1999


          National Fuel Gas Company
          10 Lafayette Square
          Buffalo, New York 14203


          Ladies and Gentlemen:

               With reference to the Registration Statement ("Registration Statement") on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission ("SEC") by National Fuel Gas Company ("Company") under the Securities Act of 1933, as amended ("1933 Act"), for the registration of the sale by the Company from time to time of up to $625,000,000 aggregate principal amount of (i) debt securities ("Debt Securities") and
          (ii) common stock, $1.00 par value ("Stock"), together with the common stock purchase rights ("Rights") appurtenant thereto. The Debt Securities are to be issued pursuant to the terms of one or more indentures (each, a "Debt Securities Indenture"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

               Based on the foregoing, we are of the opinion that:

               1. All action necessary to make any Debt Securities valid, legal and binding obligations of the Company will have been taken when:

               a. An SEC order pursuant to the Public Utility Holding Company Act of 1935, as amended ("1935 Act"), relating to the issuance of the Debt Securities, shall be and remain effective and the Company shall have complied with the terms and conditions thereof;


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          National Fuel Gas Company      -2-                  July 22, 1999




               b. The Board of Directors of the Company ("Company Board") or a duly appointed and authorized committee thereof ("Authorized Board Committee") (i) shall have authorized and approved (a) the issuance and sale of the Debt Securities (including the terms and provisions thereof) and (b) a Debt Securities Indenture (including the terms and provisions thereof) pursuant to which the Debt Securities are to be issued, and (ii) shall have taken or, subject to specified guidelines, shall have delegated to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other necessary final action to consummate the authorization of the issuance and sale of the Debt Securities;

               c. Such Debt Securities Indenture shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee thereunder;

               d.   The  Debt   Securities  shall  have  been   issued  and
                    delivered in accordance with the terms and provisions of such Debt Securities Indenture; and

               e.   The Debt  Securities  shall have  been  duly  executed,
                    authenticated,   issued   and    delivered   for    the
                    consideration contemplated.

               2. All action necessary to make the Stock validly issued, fully paid and non-assessable will have been taken provided that:

               a. An SEC order pursuant to the 1935 Act, relating to the issuance of the Stock, shall be and remain effective and the Company shall have complied with the terms and conditions thereof;

               b. The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Stock, (ii) to fix or otherwise determine the consideration to be received therefor, (iii) to authorize and approve the form and substance of the documents to be used in connection with the issuance and sale of such Stock ("Sale Documents"), and (iv) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Stock;

               c. The Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; and

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          National Fuel Gas Company      -3-                  July 22, 1999


               d. The Stock shall have been issued and delivered for the consideration contemplated inthe RegistrationStatement.

               3.   The  Rights,   when  issued  as   contemplated  by  the
          Registration Statement and in accordance with the terms and conditions of the Rights Agreement, dated June 12, 1996, between the Company and Marine Midland Bank, as amended and restated by the Amended and Restated Rights Agreement, dated April 30, 1999, between the Company and HSBC Bank USA, will be validly issued.

              The opinion set forth in paragraph 3 herein is subject to the same limitations and qualifications contained in the opinion of Stryker, Tams & Dill LLP referred to below.

              We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of New Jersey. The opinions expressed herein are limited to the federal laws of the United States of America. To the extent that such opinions relate to or are dependent upon matters governed by New Jersey law, we have relied upon an opinion of even date herewith of Stryker, Tams & Dill LLP, New Jersey counsel for the Company, which is being filed as an exhibit to the Registration Statement.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated thereunder.

                                                  Very truly yours,

                                             /s/ THELEN  REID & PRIEST LLP

                                             THELEN REID & PRIEST LLP



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